UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 21, 2010

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

222 North LaSalle Street

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act.

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.03.                                        Bankruptcy or Receivership.

As previously disclosed, on January 26, 2009, Smurfit-Stone Container Corporation (the “Company”) and its U.S. and Canadian subsidiaries (collectively, the “Debtors”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in Wilmington, Delaware (the “Court”).  On the same day, the Company’s Canadian subsidiaries also filed to reorganize under the Companies’ Creditors Arrangement Act in the Ontario Superior Court of Justice in Canada.  The Debtors are operating their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

On December 1, 2009, the Debtors filed their Joint Plan of Reorganization for Smurfit-Stone Container Corporation and its Debtor Subsidiaries and Plan of Compromise and Arrangement for Smurfit-Stone Container Canada Inc. and Affiliated Canadian Debtors (as the same has been or may be further modified or amended, the “Plan”) and Disclosure Statement (as the same has been or may be further modified or amended, the “Disclosure Statement”) with the Court.  On December 22, 2009, January 27, 2010, and February 4, 2010, the Debtors filed amendments to the Plan and the Disclosure Statement.  On March 19, 2010, the Debtors filed a supplement to the Plan, and on May 27, 2010, the Debtors filed the final Plan reflecting the resolution of certain objections by equity security holders and other non-material modifications.

On January 29, 2010, the Court approved the Disclosure Statement as containing adequate information for the holders of impaired claims and equity interests, who are entitled to vote to accept or reject the Plan.

The confirmation hearing on the Plan began on April 15, 2010, and concluded on May 4, 2010.  Subsequently, on May 24, 2010, the Company announced it reached a resolution with representatives of holders of its common and preferred stock who were prosecuting objections to the Plan.  On June 21, 2010, the Court entered the Findings of Fact, Conclusions of Law and Order Confirming the Joint Plan for Smurfit-Stone Container Corporation and its Debtor Subsidiaries and Plan of Compromise and Arrangement for Smurfit-Stone Container Canada Inc. and Affiliated Canadian Debtors (the “Confirmation Order”), which approved and confirmed the Plan.  The Confirmation Order is attached as Exhibit 99.1 and incorporated herein by reference.  The Debtors anticipate that they will likely emerge from Chapter 11 protection and begin making distributions on June 30, 2010 (the actual date of emergence being referred to as the “Effective Date”). The Debtors can make no assurance as to when, or ultimately if, the Plan will become effective. It is also possible that additional technical amendments could be made to the Plan prior to effectiveness.

Key elements of the Plan are as follows:

•                  the Company and its primary U.S. subsidiary, Smurfit-Stone Container Enterprises, Inc. (“SSCE”), will merge, with SSCE being the survivor and renaming itself Smurfit-Stone Container Corporation, and become the reorganized company (“Reorganized Smurfit-Stone”).  Reorganized Smurfit-Stone will be governed by a board of directors that will include Patrick J. Moore, the Company’s Chief Executive Officer, Steven J.

Klinger, the Company’s President and Chief Operating Officer, and nine independent directors, including a non-executive chairman, selected by the Creditors’ Committee in consultation with the Debtors;

•                  on the Effective Date, Reorganized Smurfit-Stone will file the Amended and Restated Certificate of Incorporation of the Company, which will authorize Reorganized Smurfit-Stone to issue 160,000,000 shares, consisting of 150,000,000 shares of common stock, par value $.001 per share (the “Common Stock”) and 10,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”).  Reorganized Smurfit-Stone will issue 100,000,000 shares of Common Stock for distribution to creditors and interest holders pursuant to the Plan, plus up to eight percent (8%) on a fully diluted basis of the Common Stock that is issued or reserved for issuance pursuant to the Plan (i.e. 8,695,652 shares) to be reserved for issuance pursuant to the Equity Incentive Plan Documents approved by the Court upon confirmation of the Plan and, as applicable, the other Management Incentive Plans.  None of the Preferred Stock will be issued or outstanding as of the Effective Date;

•                  all of the existing secured debt of the Debtors will be fully repaid with cash;

•                  substantially all of the general unsecured claims against SSCE and the Company, including all of the outstanding unsecured senior notes, will be exchanged for Common Stock;

•                  holders of unsecured claims against SSCE of less than or equal to $10,000 entitled to receive payment of 100% of such claims in cash, and eligible cash-out participants who so indicated on their ballot receiving the percentage amount of their allowed claim that they elected to receive in cash in lieu of Common Stock;

•                  holders of the Company’s 7% Series A Cumulative Exchangeable Redeemable Convertible preferred stock will receive a pro rata distribution of 2,250,000 shares of Common Stock (subject to certain adjustments);

•                  holders of the Company’s common stock will receive a pro rata distribution of 2,250,000 shares of Common Stock (subject to certain adjustments);

•                  the classification and treatment of all Allowed Claims against and Interests in each of the Debtors is more fully described in Article III of the Plan;

•                  pursuant to the Plan, as of the Effective Date, Reorganized Smurfit-Stone will adopt the Equity Incentive Plan, Form of Stock Option Agreement and Form of Restricted Stock Unit Award Agreement (collectively, the “Equity Incentive Plan Documents”), pursuant to which (among other things) (i) eight percent (8%) of the fully diluted new Common Stock shall be reserved for issuance and any of the eligible persons shall be entitled to receive the benefits provided under the Equity Incentive Plan Documents on the terms and conditions provided therein, and (ii) on or after the Effective Date, certain equity compensation awards shall be granted to certain key executives and managers of Reorganized Smurfit-Stone in accordance with the terms of the Equity Incentive Plan Documents;

•                  the assets of the Canadian Debtors other than Stone Container Finance Company of Canada II will be sold to a newly-formed Canadian subsidiary of Reorganized Smurfit-Stone free and clear of existing claims, liens and interests in exchange for  (i) the repayment in cash of the secured debt obligations of the Canadian Debtors, (ii) cash to the Canadian Debtors’ unsecured creditors if they voted to accept the Plan and (iii) the assumption of certain liabilities and obligations of the Canadian Debtors;

•                  the Canadian Asset Sale is more fully described in Article V of the Plan; and

•                  Reorganized Smurfit-Stone and its newly-formed Canadian subsidiary assumed all of the existing obligations under the qualified defined benefit pension plans in the United States and Canada sponsored by the Debtors, as well as all of the collective bargaining agreements in the United States and Canada between the Debtors and their labor unions.

The Plan will become effective when certain conditions are satisfied or waived, including: (i) all actions, documents and agreements necessary to implement the Plan having been effected or executed, (ii) the Debtors having access to funding under the exit credit facility and (iii) specified claims of the Debtors’ secured lenders having been paid in full pursuant to the Plan.

Capitalized terms used in the foregoing description and not otherwise defined herein have the respective meanings ascribed thereto in the Plan or Disclosure Statement.  The foregoing summary of the material terms of the Plan does not purport to be complete and is qualified by reference to the full text of the Plan as confirmed by the Court, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Information as to the Company’s assets and liabilities as of the most recent practicable date is contained in the Monthly Operating Report for the period April 1, 2010 through April 30, 2010, filed with the Bankruptcy Court on June 1, 2010. The Monthly Operating Report is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statement Regarding the Monthly Operating Report.

The Monthly Operating Report contains financial statements and other financial information that have not been audited or reviewed by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. The Monthly Operating Report is in a format prescribed by applicable bankruptcy laws and should not be used for investment purposes. The Monthly Operating Report contains information for periods different from those required in the Company’s reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and that information may not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Item 8.01.                                        Other Events.

On June 21, 2010, the Company issued a press release announcing the Court’s confirmation of the Plan.  A copy of the press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

2.1

Joint Plan of Reorganization for Smurfit-Stone Container Corporation and its Debtor Subsidiaries and Plan of Compromise and Arrangement for Smurfit-Stone Container Canada Inc. and Affiliated Canadian Debtors, as confirmed by the Bankruptcy Court on June 21, 2010.

99.1

Order Confirming Joint Plan of Reorganization for Smurfit-Stone Container Corporation and its Debtor Subsidiaries and Plan of Compromise and Arrangement for Smurfit-Stone Container Canada Inc. and Affiliated Canadian Debtors, as entered by the Bankruptcy Court on June 21, 2010.

99.2	Smurfit-Stone Container Corporation Monthly Operating Report for the Month ended April 30, 2010.

99.3	Press Release dated June 21, 2010.

Forward-looking statements

This Current Report on Form 8-K (including the exhibits) may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the intent, belief or current expectations of the Company and its management which are made with words such as “will,” “expect,” “believe,” and similar words. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the actual results of operations or financial condition of the Company to differ from expectations include: (i) the Company’s ability to continue as a going concern; (ii) the ability of the Company to operate pursuant to the terms of the Company’s exit credit facilities; (iii) the Company’s ability to successfully implement the Plan; (iv) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (v) the Company’s ability to maintain contracts that are critical to its operations; (vi) the ability of the Company to fund and execute its business plan; vii) the ability of the Company to attract, motivate and/or retain key executives and employees; and (viii) other risks and factors regarding the Company described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as updated from time to time in the Company’s SEC filings, and in the Disclosure Statement. The

Company does not intend to review, revise, or update any particular forward-looking statements in light of future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 22, 2010

SMURFIT-STONE CONTAINER CORPORATION

		By:	/s/ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Senior Vice President, Secretary and General Counsel